For Release: May 7, 2015
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the first quarter 2015
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for first quarter 2015 earnings, dated May 7, 2015, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document.  Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.

The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements.  These factors include, among others, the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Annual Report"), in particular such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from recently purchased securitized and unsecuritized FFELP student loans and initiatives to purchase additional FFELP and private education loans, and risks from changes in levels of student loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or legislative proposals to consolidate existing FFELP loans to the Federal Direct Loan Program or otherwise allow FFELP loans to be refinanced with Federal Direct Loan Program loans, risks related to reduced government payments to guaranty agencies to rehabilitate defaulted FFELP loans and services in support of those activities, risks related to the Company's ability to maintain or increase volumes under the Company's loan servicing contract with the U.S. Department of Education (the "Department"), which accounted for approximately 10 percent of the Company's revenue in 2014 and for which the loan allocation metrics were modified effective September 1, 2014, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of FFELP, Federal Direct Loan Program, and private education loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; and

•
risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
Interest income:
Loan interest	$171,944	182,783	156,896
Investment interest	2,205	1,770	1,979
Total interest income	174,149	184,553	158,875
Interest expense:
Interest on bonds and notes payable	71,554	72,061	60,004
Net interest income	102,595	112,492	98,871
Less provision for loan losses	2,000	3,500	2,500
Net interest income after provision for loan losses	100,595	108,992	96,371
Other income (expense):
Loan and guaranty servicing revenue	57,811	56,538	64,757
Tuition payment processing, school information, and campus commerce revenue	34,680	24,688	25,235
Enrollment services revenue	17,863	17,791	22,011
Other income	6,918	12,906	18,131
Gain on sale of loans and debt repurchases, net	2,875	3,594	39
Derivative settlements, net	(5,215)	(4,566)	(6,229)
Derivative market value and foreign currency adjustments, net	2,137	(1,082)	1,964
Total other income	117,069	109,869	125,908
Operating expenses:
Salaries and benefits	61,050	60,609	52,484
Cost to provide enrollment services	11,702	11,343	14,475
Loan servicing fees	7,685	7,606	5,421
Depreciation and amortization	5,662	5,644	4,783
Other	29,129	29,704	30,206
Total operating expenses	115,228	114,906	107,369
Income before income taxes	102,436	103,955	114,910
Income tax expense	37,630	30,036	40,611
Net income	64,806	73,919	74,299
Net income attributable to noncontrolling interest	41	308	513
Net income attributable to Nelnet, Inc.	$64,765	73,611	73,786
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.40	1.59	1.59

Weighted average common shares outstanding - basic and diluted	46,290,590	46,390,402	46,527,917

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	March 31, 2015	December 31, 2014	March 31, 2014
Assets:
Student loans receivable, net	$27,897,949	28,005,195	25,607,143
Cash, cash equivalents, investments, and notes receivable	376,950	366,190	327,383
Restricted cash and investments	938,477	968,928	886,358
Goodwill and intangible assets, net	166,383	168,782	126,207
Other assets	576,035	589,048	539,916
Total assets	$29,955,794	30,098,143	27,487,007
Liabilities:
Bonds and notes payable	$27,815,324	28,027,350	25,589,287
Other liabilities	358,977	345,115	384,046
Total liabilities	28,174,301	28,372,465	25,973,333
Equity:
Total Nelnet, Inc. shareholders' equity	1,781,222	1,725,448	1,512,919
Noncontrolling interest	271	230	755
Total equity	1,781,493	1,725,678	1,513,674
Total liabilities and equity	$29,955,794	30,098,143	27,487,007

Overview

The Company provides educational products and services in loan servicing, payment processing, education planning, and asset management. These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns interest income on a portfolio of federally insured student loans.

A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency adjustments, is provided below.

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
GAAP net income attributable to Nelnet, Inc.	$64,765	73,611	73,786
Derivative market value and foreign currency adjustments, net of tax	(1,325)	671	(1,218)
Net income, excluding derivative market value and foreign currency adjustments (a)	$63,440	74,282	72,568

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.40	1.59	1.59
Derivative market value and foreign currency adjustments, net of tax	(0.03)	0.01	(0.03)
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.37	1.60	1.56

(a)
The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations. Accordingly, the Company provides operating results excluding these items for comparability purposes.

The Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of March 31, 2015, the Company had a $27.9 billion student loan portfolio that will amortize over the next approximately 25 years. The Company actively seeks to acquire additional FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

In addition, the Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities. Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured debt transactions.

The information below provides the operating results for each reportable operating segment and Corporate and Other Activities ("Corporate") for the three months ended March 31, 2015 and 2014 (dollars in millions).

LGS (a)
TPP&CC
AGM (b)
Corporate (b)
Total (a)(b)
Q1 2015 QTD
Q1 2014 QTD
Revenue
$70.7
$79.0
$34.7
$25.2
$99.8
$93.3
$23.2
$37.1
$228.4
$234.5
Net Income
$6.3
$13.9
$7.4
$5.6
$47.4
$43.3
$2.4
$9.7
$63.4
$72.6
Before-tax operating margin for fee-based businesses (c)
14.3%
28.5%
34.3%
36.0%

(a)	Revenue includes intersegment revenue earned by LGS as a result of servicing loans for AGM.

(b)
Total revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax.

(c)	Computed as income before income taxes divided by total revenue.

Student Loan and Guaranty Servicing

•	As of March 31, 2015, the Company was servicing $168.8 billion in FFELP, private, and government owned student loans, as compared with $147.9 billion of loans as of March 31, 2014.

•
Revenue decreased in the first quarter of 2015 compared to the same period in 2014 due primarily to a decrease in rehabilitation collection revenue. Federal budget provisions that became effective July 1, 2014 have reduced payments by the Department to guaranty agencies for assisting student loan borrowers with the rehabilitation of defaulted loans under FFELP, and as a result, rehabilitation revenue has been negatively affected. Rehabilitation collection revenue recognized by the Company was $7.4 million and $13.4 million for the three months ended March 31, 2015 and 2014, respectively.

•
Revenue from the Department servicing contract increased to $32.4 million for the three months ended March 31, 2015, compared to $29.9 million for the same period in 2014. As of March 31, 2015, the Company was servicing $140.8 billion of loans for 5.9 million borrowers under this contract.

•
Before tax operating margin was 14.3% and 28.5% for the three months ended March 31, 2015 and 2014, respectively. Operating margin decreased as a result of the implementation of federal budget reductions for guaranty agencies revenue. In addition, as the volume of loans serviced under the Department servicing contract continues to grow and loans serviced under the legacy commercial programs continue to run off, the Company expects operating margins to tighten accordingly.

Tuition Payment Processing and Campus Commerce

•
Revenue increased in the three months ended March 31, 2015 compared to the same period in 2014 due to the acquisition of RenWeb in the second quarter of 2014 and due to increases in the number of managed tuition payment plans, campus commerce customer transaction volume, and new school customers.

•	Excluding the amortization of intangibles, before tax operating margin was 40.5% and 40.1% for the three months ended March 31, 2015 and 2014, respectively.

•
This segment is subject to seasonal fluctuations. Based on the timing of when revenue is recognized and when expenses are incurred, revenue and operating margin are higher in the first quarter as compared to the remainder of the year.

Asset Generation and Management

•
The Company acquired $836.1 million of student loans during the first three months of 2015. The average loan portfolio balance for the three months ended March 31, 2015 and 2014 was $28.3 billion and $25.9 billion, respectively.

•
Core student loan spread decreased to 1.41% for the three months ended March 31, 2015, compared to 1.49% and 1.44% for the three months ended December 31, 2014 and March 31, 2014, respectively. This decrease was the result of recent acquisitions of consolidation loans, which have lower margins but longer terms.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During the three months ended March 31, 2015 and 2014, the Company earned $46.2 million and $37.8 million, respectively, of fixed rate floor income (net of $5.0 million and $7.0 million of derivative settlements, respectively, used to hedge such loans).

Corporate and Other Activities

•
The Company recognized $0.5 million in net gains from investment activity during the three months ended March 31, 2015, compared to $7.2 million for the same period in 2014. The majority of gains recognized in 2014 were from sales of student loan asset-backed security investments.

•
Whitetail Rock Capital Management, LLC ("WRCM"), the Company's SEC-registered investment advisory subsidiary, recognized investment advisory revenue of $0.7 million for the three months ended March 31, 2015, compared to $5.2 million for the three months ended March 31, 2014. The decrease was the result of the reduction in performance fees earned in 2015.

•
During the three months ended March 31, 2015, the Company repurchased $11.9 million (par value) of its Junior Subordinated Hybrid Securities for a gain of $2.5 million. Gains from debt repurchases in the first quarter of 2014 were approximately $39,000.

Liquidity and Capital Resources

•
As of March 31, 2015, the Company had cash and cash equivalents of $100.0 million. In addition, the Company had a portfolio of available-for-sale and trading investments, consisting primarily of student loan asset-backed securities, with a fair value of $146.8 million as of March 31, 2015.

•	For the three months ended March 31, 2015, the Company generated $129.3 million in net cash provided by operating activities.

•	Forecasted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securitization transactions are estimated to be approximately $2.27 billion as of March 31, 2015.

•
As of March 31, 2015, no amounts were outstanding on the Company's unsecured line of credit and $350.0 million was available for future use. The unsecured line of credit has a maturity date of June 30, 2019.

•	During the three months ended March 31, 2015, the Company repurchased a total of 175,798 shares of Class A common stock for $7.9 million ($45.16 per share).

•	During the three months ended March 31, 2015, the Company paid cash dividends of $4.6 million ($0.10 per share).

•
The Company intends to use its liquidity position to capitalize on market opportunities, including FFELP and private education loan acquisitions; strategic acquisitions and investments; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions. Dependent upon the timing and size of the opportunities, the Company may continue to accumulate additional cash and investments.

Operating Segments

The Company has three reportable operating segments. The Company's reportable operating segments include:

• Student Loan and Guaranty Servicing
• Tuition Payment Processing and Campus Commerce
• Asset Generation and Management

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing and Tuition Payment Processing operating segments. In addition, the Company earns interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to consolidated financial statements included in the 2014 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. generally accepted accounting principles.

Intersegment revenues are charged by a segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Income taxes are allocated based on 38% of income before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

Corporate and Other Activities

Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities. Corporate and Other Activities includes the following items:

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•
Other product and service offerings that are not considered reportable operating segments including, but not limited to, WRCM, the SEC-registered investment advisory subsidiary, and the Enrollment Services business

Corporate and Other Activities also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, enterprise risk management, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Effective January 1, 2015, internal reporting to executive management (the "chief operating decision maker") changed to reflect operational changes made within the organization. The operational and internal reporting changes included moving the majority of information technology infrastructure personnel and related functions to Corporate and Other Activities. The associated costs are allocated to the other operating segments based on those segments' actual use of information technology related products and services. Information technology infrastructure personnel and related functions were historically included within the Student Loan and Guaranty Servicing operating segment, and associated costs were allocated to the other operating segments based on those segments' actual use of the related products and services. Prior period segment operating results have been reclassified to reflect these changes; however, the reclassifications had no effect on any operating segment's net income.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended March 31, 2015
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$7	2	172,423	2,153	(436)	174,149
Interest expense	—	—	70,540	1,450	(436)	71,554
Net interest income	7	2	101,883	703	—	102,595
Less provision for loan losses	—	—	2,000	—	—	2,000
Net interest income after provision for loan losses	7	2	99,883	703	—	100,595
Other income:
Loan and guaranty servicing revenue	57,811	—	—	—	—	57,811
Intersegment servicing revenue	12,871	—	—	—	(12,871)	—
Tuition payment processing, school information, and campus commerce revenue	—	34,680	—	—	—	34,680
Enrollment services revenue	—	—	—	17,863	—	17,863
Other income	—	—	4,576	2,342	—	6,918
Gain on sale of loans and debt repurchases	—	—	351	2,524	—	2,875
Derivative market value and foreign currency adjustments, net	—	—	3,590	(1,453)	—	2,137
Derivative settlements, net	—	—	(4,963)	(252)	—	(5,215)
Total other income	70,682	34,680	3,554	21,024	(12,871)	117,069
Operating expenses:
Salaries and benefits	33,703	13,321	541	13,485	—	61,050
Cost to provide enrollment services	—	—	—	11,702	—	11,702
Loan servicing fees	—	—	7,685	—	—	7,685
Depreciation and amortization	446	2,195	—	3,021	—	5,662
Other	14,600	3,802	1,068	9,659	—	29,129
Intersegment expenses, net	9,700	2,614	13,040	(12,483)	(12,871)	—
Total operating expenses	58,449	21,932	22,334	25,384	(12,871)	115,228
Income (loss) before income taxes and corporate overhead allocation	12,240	12,750	81,103	(3,657)	—	102,436
Corporate overhead allocation	(2,153)	(862)	(1,078)	4,093	—	—
Income before income taxes	10,087	11,888	80,025	436	—	102,436
Income tax (expense) benefit	(3,834)	(4,518)	(30,409)	1,131	—	(37,630)
Net income	6,253	7,370	49,616	1,567	—	64,806
Net income attributable to noncontrolling interest	—	—	—	41	—	41
Net income attributable to Nelnet, Inc.	$6,253	7,370	49,616	1,526	—	64,765

	Three months ended December 31, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$5	1	182,868	2,110	(431)	184,553
Interest expense	—	—	71,293	1,199	(431)	72,061
Net interest income	5	1	111,575	911	—	112,492
Less provision for loan losses	—	—	3,500	—	—	3,500
Net interest income after provision for loan losses	5	1	108,075	911	—	108,992
Other income (expense):
Loan and guaranty servicing revenue	56,538	—	—	—	—	56,538
Intersegment servicing revenue	13,686	—	—	—	(13,686)	—
Tuition payment processing, school information, and campus commerce revenue	—	24,688	—	—	—	24,688
Enrollment services revenue	—	—	—	17,791	—	17,791
Other income	—	1,268	8,578	3,060	—	12,906
Gain on sale of loans and debt repurchases	—	—	(1,414)	5,008	—	3,594
Derivative market value and foreign currency adjustments, net	—	—	1,180	(2,262)	—	(1,082)
Derivative settlements, net	—	—	(4,308)	(258)	—	(4,566)
Total other income (expense)	70,224	25,956	4,036	23,339	(13,686)	109,869
Operating expenses:
Salaries and benefits	32,737	14,026	572	13,274	—	60,609
Cost to provide enrollment services	—	—	—	11,343	—	11,343
Loan servicing fees	—	—	7,606	—	—	7,606
Depreciation and amortization	436	2,500	—	2,708	—	5,644
Other	14,252	4,091	1,378	9,983	—	29,704
Intersegment expenses, net	9,284	1,559	13,858	(11,015)	(13,686)	—
Total operating expenses	56,709	22,176	23,414	26,293	(13,686)	114,906
Income (loss) before income taxes and corporate overhead allocation	13,520	3,781	88,697	(2,043)	—	103,955
Corporate overhead allocation	(2,542)	(847)	(1,413)	4,802	—	—
Income before income taxes	10,978	2,934	87,284	2,759	—	103,955
Income tax (expense) benefit	(4,172)	(1,115)	(33,168)	8,419	—	(30,036)
Net income	6,806	1,819	54,116	11,178	—	73,919
Net income attributable to noncontrolling interest	—	—	—	308	—	308
Net income attributable to Nelnet, Inc.	$6,806	1,819	54,116	10,870	—	73,611

	Three months ended March 31, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$11	—	157,003	2,658	(797)	158,875
Interest expense	—	—	59,476	1,325	(797)	60,004
Net interest income	11	—	97,527	1,333	—	98,871
Less provision for loan losses	—	—	2,500	—	—	2,500
Net interest income after provision for loan losses	11	—	95,027	1,333	—	96,371
Other income:
Loan and guaranty servicing revenue	64,757	—	—	—	—	64,757
Intersegment servicing revenue	14,221	—	—	—	(14,221)	—
Tuition payment processing, school information, and campus commerce revenue	—	25,235	—	—	—	25,235
Enrollment services revenue	—	—	—	22,011	—	22,011
Other income	—	—	4,164	13,967	—	18,131
Gain on sale of loans and debt repurchases	—	—	39	—	—	39
Derivative market value and foreign currency adjustments, net	—	—	3,477	(1,513)	—	1,964
Derivative settlements, net	—	—	(5,977)	(252)	—	(6,229)
Total other income	78,978	25,235	1,703	34,213	(14,221)	125,908
Operating expenses:
Salaries and benefits	29,398	10,027	609	12,450	—	52,484
Cost to provide enrollment services	—	—	—	14,475	—	14,475
Loan servicing fees	—	—	5,421	—	—	5,421
Depreciation and amortization	419	1,428	—	2,936	—	4,783
Other	15,651	2,647	1,725	10,183	—	30,206
Intersegment expenses, net	9,163	1,420	14,371	(10,733)	(14,221)	—
Total operating expenses	54,631	15,522	22,126	29,311	(14,221)	107,369
Income before income taxes and corporate overhead allocation	24,358	9,713	74,604	6,235	—	114,910
Corporate overhead allocation	(1,860)	(620)	(1,329)	3,809	—	—
Income before income taxes	22,498	9,093	73,275	10,044	—	114,910
Income tax (expense) benefit	(8,549)	(3,455)	(27,844)	(763)	—	(40,611)
Net income	13,949	5,638	45,431	9,281	—	74,299
Net income attributable to noncontrolling interest	—	—	—	513	—	513
Net income attributable to Nelnet, Inc.	$13,949	5,638	45,431	8,768	—	73,786

Net Interest Income, Net of Settlements on Derivatives

The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative settlements for each applicable period should be evaluated with the Company's net interest income.

The following table summarizes the components of “net interest income” and “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
Variable student loan interest margin, net of settlements on derivatives	$50,633	58,401	54,396
Fixed rate floor income, net of settlements on derivatives	46,244	49,213	37,844
Investment interest	2,205	1,770	1,979
Non-portfolio related derivative settlements	(252)	(259)	(252)
Corporate debt interest expense	(1,450)	(1,199)	(1,325)
Net interest income (net of settlements on derivatives)	$97,380	107,926	92,642

Student Loan Servicing Volumes (dollars in millions)

Company owned	$22,650	$21,237	$21,397	$21,192	$21,110	$20,511	$19,742	$19,369
% of total	29.8%	21.8%	15.5%	14.3%	14.1%	12.9%	12.2%	11.5%
Number of servicing borrowers:
Government servicing:	3,036,534	3,892,929	5,305,498	5,438,933	5,465,395	5,824,743	5,915,449	5,882,446
FFELP servicing:	1,799,484	1,626,146	1,462,122	1,426,435	1,390,541	1,404,619	1,397,295	1,358,551
Private servicing:	164,554	173,948	195,580	191,606	186,863	200,095	202,529	205,926
Total:	5,000,572	5,693,023	6,963,200	7,056,974	7,042,799	7,429,457	7,515,273	7,446,923

Number of remote hosted borrowers:	9,566,296	6,912,204	1,915,203	1,796,287	1,735,594	1,677,547	1,611,654	1,592,813

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
Borrower late fee income	$4,131	3,840	3,688
Investment advisory fees	657	3,487	5,228
Realized and unrealized gains/(losses) on investments, net	516	(1,972)	7,210
Reduction of repurchase obligation	—	4,235	—
Other	1,614	3,316	2,005
Other income	$6,918	12,906	18,131

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
1:3 basis swaps	$266	842	881
Interest rate swaps - floor income hedges	(5,015)	(5,035)	(6,950)
Interest rate swaps - hybrid debt hedges	(252)	(258)	(252)
Cross-currency interest rate swaps	(214)	(115)	92
Total settlements - expense	$(5,215)	(4,566)	(6,229)

Derivative Market Value and Foreign Currency Adjustments

"Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
Change in fair value of derivatives - income (expense)	$(46,072)	(19,879)	2,916
Foreign currency transaction adjustment - income (expense)	48,209	18,797	(952)
Derivative market value and foreign currency adjustments - income (expense)	$2,137	(1,082)	1,964

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of	As of
	March 31, 2015	December 31, 2014	March 31, 2014
Federally insured loans
Stafford and other	$6,287,829	6,030,825	6,606,814
Consolidation	21,687,746	22,165,605	19,138,841
Total	27,975,575	28,196,430	25,745,655
Private education loans	131,513	27,478	68,540
	28,107,088	28,223,908	25,814,195
Loan discount, net of unamortized loan premiums and deferred origination costs	(157,978)	(169,813)	(152,424)
Allowance for loan losses – federally insured loans	(38,021)	(39,170)	(42,909)
Allowance for loan losses – private education loans	(13,140)	(9,730)	(11,719)
	$27,897,949	28,005,195	25,607,143

Loan Activity

The following table sets forth the activity of loans:

	Three months ended March 31,
	2015	2014
Beginning balance	$28,223,908	26,121,306
Loan acquisitions	836,112	387,258
Repayments, claims, capitalized interest, participations, and other	(628,360)	(548,705)
Consolidation loans lost to external parties	(320,576)	(145,664)
Loans sold	(3,996)	—
Ending balance	$28,107,088	25,814,195

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
Variable student loan yield, gross	2.53%	2.56%	2.50%
Consolidation rebate fees	(0.84)	(0.84)	(0.80)
Discount accretion, net of premium and deferred origination costs amortization	0.04	0.05	0.05
Variable student loan yield, net	1.73	1.77	1.75
Student loan cost of funds - interest expense	(0.98)	(0.97)	(0.92)
Student loan cost of funds - derivative settlements	—	0.01	0.02
Variable student loan spread	0.75	0.81	0.85
Fixed rate floor income, net of settlements on derivatives	0.66	0.68	0.59
Core student loan spread	1.41%	1.49%	1.44%

Average balance of student loans	$28,289,420	28,738,887	25,915,053
Average balance of debt outstanding	28,460,627	28,877,939	25,826,656

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on a large portion of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

Variable student loan spread decreased during the three months ended March 31, 2015 as compared to the same period in 2014 as a result of recent acquisitions of consolidation loans, which have lower margins but longer terms.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
Fixed rate floor income, gross	$51,259	54,248	44,794
Derivative settlements (a)	(5,015)	(5,035)	(6,950)
Fixed rate floor income, net	$46,244	49,213	37,844

Fixed rate floor income contribution to spread, net	0.66%	0.68%	0.59%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s student loan assets that are earning fixed rate floor income as of March 31, 2015:

	Borrower/	Estimated
Fixed	lender	variable
interest	weighted	conversion	Loan
rate range	average yield	rate (a)	balance
< 3.0%	2.88%	0.24%	$1,805,151
3.0 - 3.49%	3.19%	0.55%	2,266,800
3.5 - 3.99%	3.65%	1.01%	2,219,177
4.0 - 4.49%	4.20%	1.56%	1,696,214
4.5 - 4.99%	4.72%	2.08%	1,050,092
5.0 - 5.49%	5.22%	2.58%	661,683
5.5 - 5.99%	5.67%	3.03%	383,874
6.0 - 6.49%	6.18%	3.54%	447,053
6.5 - 6.99%	6.70%	4.06%	426,004
7.0 - 7.49%	7.17%	4.53%	178,772
7.5 - 7.99%	7.71%	5.07%	305,639
8.0 - 8.99%	8.18%	5.54%	689,526
> 9.0%	9.04%	6.40%	268,771
			$12,398,756

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of March 31, 2015, the weighted average estimated variable conversion rate was 1.84% and the short-term interest rate was 17 basis points.

The following table summarizes the outstanding derivative instruments as of March 31, 2015 used by the Company to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2015	$1,100,000	0.89%
2016	750,000	0.85
2017	1,350,000	0.85
2018	100,000	1.02
2025	100,000	2.32
2045	25,000	2.46
	$3,425,000	0.92%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.